UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY		11788
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market
Preferred Share Purchase Rights[1]	--	--

1Registered pursuant to Section 12(b) of the Act pursuant to a Form 8-A filed by the registrant on March 15, 2019. Until the Distribution Date (as defined in the registrant’s Rights Agreement dated as of August 29, 2018), the Preferred Share Purchase Rights will be transferred with and only with the shares of the registrant’s Common Stock to which the Preferred Share Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events

On November 25, 2019, the board of directors of TSR, Inc. (“TSR”) approved a revolving credit facility (the “Credit Facility”) that will provide up to $7,000,000 in funding to TSR and its direct and indirect subsidiaries, TSR Consulting Services, Inc., Logixtech Solutions, LLC and Eurologix, S.A.R.L., each of which together with TSR would be a borrower under the Credit Facility. Each of the borrowers will provide a security interest in all of their respective assets to secure amounts borrowed under the Credit Facility.

Once the closing of the Credit Facility is completed, TSR expects to utilize the Credit Facility for working capital and general corporate purposes, and, subject to the satisfaction of certain conditions, described in the following paragraph, to (i) complete the repurchase of shares of TSR’s common stock held by certain investor parties pursuant to the terms of the Share Repurchase Agreement previously entered into among TSR, Christopher Hughes, the Chairman, President and Chief Executive Officer of TSR, and such investor parties, and (ii) make the settlement payment to such investor parties pursuant to the terms of the Settlement and Release Agreement previously entered into among TSR and such investor parties. The Share Repurchase Agreement and the Settlement and Release Agreement are more fully described in TSR’s current report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2019.

The maximum amount that may be advanced under the Credit Facility at any time will be the lesser of (a) $7,000,000 and (b) an amount equal to 90% of the collective net face amount of certain billed and unbilled eligible accounts of TSR and its subsidiaries (in each case less the amount of any reserves that the lender may require). Notwithstanding the foregoing, the maximum amount that may be advanced under the Credit Facility shall not exceed $2,000,000 until such time as TSR has completed, prior to 5:00 p.m. on December 30, 2019, an equity contribution or other capital infusion acceptable to the lender in an amount of at least $750,000, in addition to certain other conditions related to the performance by TSR and Christopher Hughes of their obligations under the Share Repurchase Agreement and Settlement and Release Agreement.

Advances under the Credit Facility will accrue interest at a rate per annum equal to (x) the “base rate” or “prime rate” announced by Citibank, N.A. from time to time, which shall be increased or decreased, as the case may be, in an amount equal to each increase or decrease in such “base rate” or “prime rate,” plus (y) 1.75%. The initial term of the Credit Facility will be 5 years, which shall automatically renew for successive 5-year periods unless either TSR or the lender gives written notice to the other of termination at least 60 days prior to the expiration date of the then-current term.

TSR would be obliged to satisfy certain financial covenants and minimum borrowing requirements under the Credit Facility, and to pay certain fees, including prepayment fees, and provide certain financial information to the lender.

The closing of the Credit Facility is pending, and there can be no assurance that the transactions contemplated by the Credit Facility will be consummated.

Information Concerning Forward-Looking Statements

Certain statements in this report which are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipate,” “believe,” “demonstrate,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “should,” and “will,” and similar expressions identify forward-looking statements. Such forward-looking statements are based upon TSR’s current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Specifically, forward-looking statements in this report may include, but are not limited to, the statements regarding the closing of the Credit Facility, and the full performance of the obligations under the Settlement and Release Agreement and Share Repurchase Agreement and the occurrence of the events contemplated thereunder. These and other forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual events to differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, among others, the factors and matters described in TSR’s filings with the SEC, including, but not limited to, TSR’s most recent Form 10-K, Forms 10-Q and Forms 8-K, which are available at www.sec.gov. The forward-looking statements included in this report are made only as of the date of this report and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant

By:	/s/ John G. Sharkey
John G. Sharkey Senior Vice President and Chief Financial Officer

 Date: November 26, 2019

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